Exhibit 99.1

Ore Pharmaceuticals Inc. Announces NASDAQ Deficiency Notice

GAITHERSBURG, Md. – December 20, 2007– Ore Pharmaceuticals Inc. (NASDAQ:  ORXE) announced today that it received a notification letter from the NASDAQ Stock Market on December 14, 2007, indicating that for 30 consecutive business days preceding the date of the letter, the bid price of the Company’s publicly held shares had closed below the $1.00 per share minimum bid price required for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5).

In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company is provided with one-hundred eighty (180) calendar days, or until June 11, 2008, to regain compliance with the minimum bid price rule.  If, at any time prior to June 11, 2008, the bid price of the Company’s publicly held shares closes at $1.00 or more for 10 consecutive business days, the Company will regain compliance.   If compliance cannot be demonstrated by June 11, 2008, then NASDAQ will provide written notification to the Company that its securities will be delisted.   At that time, the Company will be permitted to appeal NASDAQ’s determination to a Listing Qualifications Panel.

The Company will use its best efforts to regain compliance and fully expects that it will regain compliance prior to June 11, 2008.

Ore Pharmaceuticals Inc. Overview
Gene Logic Inc. is now Ore Pharmaceuticals Inc. With our new name comes a focused commitment to drug repositioning and development. Headquartered in Gaithersburg, Maryland, the Company’s indication discovery technologies are currently applied at its facilities in Cambridge, Massachusetts on behalf of a number of top pharmaceutical companies. These companies have provided compounds which have failed advanced clinical studies for reasons other than safety. Visit us at orepharma.com or call 1-877-ORE-PHRM

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Safe Harbor Statement
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the Company’s ability to identify strategies for making its businesses successful and the impact of such strategies on our business and financial performance and on shareholder value. Forward-looking statements typically include the words “expect,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and similar expressions as they relate to Ore Pharmaceuticals or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly such risks and uncertainties that may affect the Company’s operations, financial condition and financial results and that are discussed in detail in the Company’s Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether repositioned compounds are successfully returned to our customers’ pipelines and generate sales, resulting in milestone payments and royalties for the Company or whether we acquire on acceptable terms development rights to repositioned compounds that our partners decline to develop and are able to derive revenue from these compounds through licensing or otherwise, whether we can enter into agreements to develop sufficient compounds to fulfill our plans for the Drug Repositioning Division; whether there will be any claims associated with the sale of the Pre-Clinical Division or the Genomics Assets, whether we will be able successfully to manage our existing cash and have access to financing on sufficiently favorable terms to maintain our businesses and effect our strategies, including development of repositioned compounds; whether we will be able to recruit and retain qualified personnel, particularly in light of our restructuring efforts; potential negative effects on our operations and financial results from workforce reductions, other restructuring activities, and the evaluation of strategic options; the potential loss of significant customers; the possibility of further write-down of the value of certain intangible assets of the Company, including goodwill associated with the Genomics Division; and the possibility of delisting from NASDAQ Global Markets, which could have an adverse effect on the value of our stock.  Ore Pharmaceuticals undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information, please contact:
Ore Pharmaceuticals Inc. Philip L. Rohrer, Jr. (investors) Chief Financial Officer 240.361.4402 Email: prohrer@orepharma.com	Ore Pharmaceuticals Inc. Bethany Mancilla (partnering opportunities) Senior Vice President, Business Development 240.361.4430 Email: bmancilla@orepharma.com	Ore Pharmaceuticals Inc. Christopher Culotta (investors and media) Senior Director, Strategic Communications 240.361.4433 Email: cculotta@orepharma.com